Exhibit 10.5
###EMPLOYEE_GRANT_NUMBER###
  RESTRICTED STOCK UNIT AGREEMENT PURSUANT TO THE COMTECH TELECOMMUNICATIONS CORP. 2023 EQUITY AND INCENTIVE PLAN
 Dear ###PARTICIPANT_NAME###:
Preliminary Statement
          As an employee of Comtech Telecommunications Corp. (the “Company”) or an Affiliate, pursuant to Section 3.1 of the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan (the “Plan”), you were granted on ###GRANT_DATE### (the “Grant Date”), pursuant to the terms of the Plan and this Restricted Stock Unit Agreement (this “Agreement”), the number of Restricted Stock Units (the “RSUs”) set forth below.  Each RSU represents the right to receive one (1) share of the Company’s common stock, $.10 par value per share (the “Common Stock”), subject to the terms and conditions of the Plan and this Agreement.
The terms of the grant are as follows:
          1.     Grant of RSUs.  Subject in all respects to the Plan and the terms and conditions set forth herein and therein, on the Grant Date you were granted ###TOTAL_AWARDS### RSUs (the “Award”).
          2.     Vesting.
                   a.       The Award shall vest in equal installments over a three (3) year period, commencing on the Grant Date, at the rate of 33 1/3% effective on each of the first through third anniversaries of the Grant Date; provided that you remain continuously employed by or in the service of the Company or an Affiliate, in each case, from the Grant Date through and including the applicable vesting date. The date that an RSU becomes vested shall be referred to herein as the “Vesting Date” with the period between the Grant Date and the third anniversary of the Grant Date referred to as the “Restriction Period.” Except as otherwise set forth herein, upon any termination of employment or service, all unvested RSUs shall be forfeited on the date of such termination of employment or service for no consideration and there shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the applicable Vesting Date.
                   b.       Notwithstanding the foregoing, if on the Grant Date, you have been employed by the Company or its Affiliates for three (3) or more years (as determined by the Committee in its sole discretion) and you undergo a termination of employment or service by the Company and its Affiliates without Cause (other than due to death or Disability) during the Restriction Period, then upon such termination of employment or service, in addition to the number of RSUs that have vested in accordance with Section 2(a) above (if any), you will vest in a number of RSUs (rounded down to the nearest whole RSU) equal to (i)(A) the total number of RSUs granted pursuant to this Award, multiplied by (B) a fraction, (x) the numerator of which is the number of days elapsed from the Grant Date through the date of such termination of employment or service and (y) the denominator of which is the number of days during the Restriction Period, minus (ii) the number of RSUs granted pursuant to this Award which were already vested as of immediately prior to such termination of employment or service. The resulting number of RSUs shall be distributed to you in accordance with Section 3 hereof, subject to your timely execution and non-revocation of a release agreement prior to the Settlement Date in a form required by the Company. In event of your termination of employment or service as a result of your death or Disability, all of your unvested RSUs hereunder will become fully vested as of the date of such termination. For purpose of this Agreement, “Disability” means a permanent and total disability, as determined by the Committee in its sole discretion, provided that (i) in no event shall any disability that is not a permanent and total disability, as defined in Section 22(e)(3) of the Code, be treated as a Disability, (ii) a Disability shall only be deemed to occur at the time of the determination of the Committee of the Disability, and (iii) if this award is subject to Section 409A of the Code, Disability shall mean that you are disabled under Section 409A(a)(2)(C)(i) of the Code.

          3.     Payment. Subject to the terms of this Agreement and the Plan, you (or your estate, to the extent applicable) shall receive one share of Common Stock with respect to each vested RSU subject to the Award within sixty (60) days following the earlier of (i) the applicable Vesting Date and (ii) your termination of employment or service under Section 2(b) (such date of settlement, the “Settlement Date”) except for those shares of Common Stock that may be used to pay any applicable taxes.
          4.     Dividend Equivalents.  Any cash or Common Stock dividends paid on shares of Common Stock underlying an RSU prior to the Settlement Date for such RSU shall be credited to a dividend book entry account on your behalf (any such credited amount, a “Dividend Equivalent”).  Any cash Dividend Equivalents shall not be deemed to be reinvested in shares of Common Stock and will be held uninvested and without interest or earnings.  Your right to receive any Dividend Equivalents with respect to cash dividends shall vest only if and when the related RSU vests, and an amount equal to such cash dividends shall be paid to you in cash on the applicable Settlement Date on which the related RSU is settled.  Your right to receive any Dividend Equivalents with respect to dividends of Common Stock shall vest only if and when the related RSU vests, and on the applicable Settlement Date on which the related RSU is settled you will be paid an amount in cash equal to the Fair Market Value of the Common Stock underlying such dividend as of the applicable Settlement Date.  Prior to the payment thereof, any Dividend Equivalents will be encompassed within the term “Award” with respect to the relevant RSUs.
          5.     Termination.  Any RSUs (including any Dividend Equivalents credited thereupon) that are not vested upon your termination of employment or service shall, upon such termination of employment or service, terminate and be forfeited in their entirety as of the date of such termination of employment or service.
          6.     Detrimental Activity.  In the event you engage in Detrimental Activity prior to, or during the one year period following the later of the participant’s termination of employment or service or the vesting of any RSUs, the Committee may direct that all unvested RSUs and all vested but unpaid RSUs (including any Dividend Equivalents credited thereupon) shall be immediately forfeited to the Company and that you shall pay over to the Company an amount equal to the amount realized at the time of vesting of any RSUs or any Common Stock or Dividend Equivalents paid in connection therewith which had vested in the period referred above.
          7.     Restriction on Transfer.  Unless otherwise approved by the Committee, the Award is not transferable other than by will or by the laws of descent and distribution. In addition, unless otherwise approved by the Committee, the Award shall not be sold, transferred, assigned, pledged, encumbered, hypothecated or otherwise disposed of (whether by operation of law or otherwise), and the Award shall not be subject to execution, attachment or similar process.  Upon any attempt to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of all or part of the Award or in the event of any levy upon the Award by reason of any execution, attachment or similar process contrary to the provisions hereof not otherwise approved by the Committee, the Award and all rights thereunder shall immediately become null and void.
          8.     Rights as a Stockholder.  Except as otherwise specifically provided herein, you shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Award  unless and until you have become the holder of record of the shares of Common Stock.
          9.     Provisions of Plan Control.  This grant is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions of the Plan, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee or the Board and as may be in effect from time to time.  Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  The Plan is incorporated herein by reference.  If and to the extent that this grant conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this grant shall be deemed to be modified accordingly. You hereby acknowledge receipt of a copy of the Plan.

          10.     Notices.  Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):
          If to the Company, to:
                    Comtech Telecommunications Corp.
                    305 N. 54th Street
                    Chandler, AZ 85226
                    Attention: Secretary
          If to you, to the address indicated after your signature at the end of this Agreement.
          11.     Withholding.  As a condition precedent to the issuance or delivery of the Common Stock upon the vesting of the Award, the Company or an Affiliate will withhold whole shares of Common Stock which would otherwise be delivered to you having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises, equal to the amounts that the Company (or an Affiliate) determines is required, under all applicable federal, state, local, foreign or other laws or regulations, to be withheld or paid over as income or other withholding taxes (the “Required Tax Payments”); provided, however, that if you elect in accordance with the Company’s Plan administration rules within sixty (60) days prior the delivery of the applicable shares of Common Stock, then you may instead pay to the Company any such Required Tax Payments in cash. Shares of Common Stock withheld may not have a Fair Market Value in excess of the amount determined by applying the maximum individual statutory tax rate in your jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, as determined by the Company, to avoid adverse accounting consequences or for administrative convenience; provided, however, that if a fraction of a share of Common Stock would be required to satisfy the maximum individual statutory rate in your jurisdiction, then the number of shares of Common Stock to be withheld may be rounded up to the next nearest whole share of Common Stock. No certificate representing a share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full.
          12.     Securities Representations.  The grant of the Award and issuance of shares of Common Stock upon settlement of the Award shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law.  No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which such shares may then be listed.  As a condition to the settlement of the Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation.
          The shares of Common Stock are being issued to you and this Agreement is being made by the Company in reliance upon the following express representations and warranties.  You acknowledge, represent and warrant that:
                   a.        you have been advised that you may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on your representations set forth in this section.

                   b.        If you are deemed to be an affiliate within the meaning of Rule 144 of the Act, the shares of Common Stock issued to you must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register the shares (or to file a “re-offer prospectus”).
                   c.        If you are deemed to be an affiliate within the meaning of Rule 144 of the Act, you understand that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sales of the shares of Common Stock may be made only in limited amounts in accordance with such terms and conditions.
          13.     Miscellaneous.
                   a.        This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees.  The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any affiliate by which you are employed to expressly assume and agree in writing to perform this Agreement.  Notwithstanding the foregoing, you may not assign this Agreement.
                   b.        This Award shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. The RSUs granted hereunder shall be subject to adjustment in accordance with Section 5.7 of the Plan.
                   c.        You agree that the award of the RSUs hereunder and payment of Common Stock and any Dividend Equivalents credited thereunder is special incentive compensation that will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.
                   d.        No modification or waiver of any of the provisions of this Agreement that is material and adverse to you shall be effective unless in writing and signed by both parties.
                   e.        The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
f.    The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
              g.        The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

h.        This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.
          14.     Right to Terminate Employment or Service.  Neither the Plan nor the grant of the Award hereunder shall impose any obligations on the Company or an Affiliate and/or the stockholders of the Company to retain you as an employee or other service provider, nor shall it impose any obligation on your part to remain as an employee or other service provider of the Company or an Affiliate.
          15.     Agreement and Grant Not Effective Unless Accepted. By selecting the “Accept” button below you agree (i) to enter into this Agreement electronically, and (ii) to the terms and conditions of the Agreement. Until you select the “Accept” button below, this Award shall not be effective and if you do not select the “Accept” button within 90 days from the date the Agreement is made available to you electronically this Award is subject to cancellation, in which case the Award shall be null and void upon such cancellation.
16. Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment for purposes of Section 409A of the Code. To the extent this Agreement provides for the Award to become vested and be settled upon you termination of employment or service, the applicable shares of Common Stock shall be transferred to you or your beneficiary upon your “separation from service,” within the meaning of Section 409A of the Code; provided that if you are a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Common Stock shall be transferred to you or your beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of your death.